                                                                        EX. 10.1

                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of October 10, 2002, between ELECTRONICS BOUTIQUE OF AMERICA INC., a Pennsylvania corporation ("SELLER"), and SPORTS COLLECTIBLES ACQUISITION CORPORATION, a Delaware corporation ("BUYER").

      Seller owns and operates 22 sports memorabilia and collectibles retail stores (the "STORES") under the name "BC Sports Collectibles" (the "Business"). Buyer desires to purchase, and Seller desires to sell, the Business as a going concern and substantially all of the assets of the Business upon the terms and conditions set forth herein.

      Accordingly, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                           ARTICLE I. DEFINED TERMS

      1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings indicated:

            "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1933, as amended.

            "ASSIGNED CONTRACTS" means the Material Contracts listed on SCHEDULE A hereto to be assigned by Seller to Buyer pursuant to this Agreement.

            "Material Contacts" means all written contracts that are material to the conduct and operation of the Business but not the Excluded Assets.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which banks in the Commonwealths of Pennsylvania are or may elect to be closed.

            "EFFECTIVE TIME" means 12:01 a.m., E.S.T, on the Closing Date.

            "ENCUMBRANCE(S)" means any mortgage, pledge, security interest, lien, charge, adverse claim, conditional (or other title retention agreement) sale agreement, tenancy, encumbrance or any other restrictions or third party rights (whether absolute, accrued, contingent or otherwise).

            "GAAP" means United States generally accepted accounting principles as in effect as of the date of this Agreement or as of such date as otherwise specified herein.

            "INCLUDING" means including but not limited to.

            "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Business as conducted by Seller and consistent with past practice, without regard to the conduct of any other business by Seller.

            "PERSON" means an individual, a partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, other entity or group.

      1.2 LOCATION OF CERTAIN OTHER DEFINED TERMS. The following terms used in this Agreement are defined in the Section indicated:


            TERM                                     SECTION

            Assumed Liabilities                      2.3
            Assignment and Assumption Agreement      2.1(c)(ii)
            Bill of Sale                             2.1(c)(i)
            Books and Records                        3.2(a)(viii)
            Business                                 Preamble
            Buyer                                    Preamble
            Buyer Related Instruments                6.2(a)
            Cash                                     2.1(b)
            Claims                                   5.4
            Closing                                  3.1
            Closing Date                             3.1
            Code                                     2.4
            Damages                                  7.2(a)(i)
            Employees                                4.1
            Excluded Assets                          2.1(b)
            Indemnified Party                        7.3
            Indemnifying Party                       7.3
            Indemnity Basket                         7.2(c)
            Indemnity Cap                            7.3
            Indemnification Claims                   7.2(c)
            Indemnified Buyer Party                  7.2(a)
            Indemnified Seller Party                 7.2(b)
            Leases                                   2.3
            Management Period                        8.10
            Material Adverse Effect                  5.3
            Minimum Lease Consent Condition          9.8
            Other Instruments                        2.1(c)(iii)
            Outstanding Lease Consents               8.9
            Transition Agreement                     8.6
            Transition Plan                          8.6
            Permitted Assignee                       12.3
            Purchased Assets                         2.1(a)
            Purchase Price                           2.2
            Put Leases                               9.9
            Put Lease Liabilities                    9.9


                                        2
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            Records                                  8.10
            Seller                                   Preamble
            Seller Related Instruments               5.2(a)
            Stores                                   Preamble


                ARTICLE II. TRANSFER OF ASSETS AND LIABILITIES

      2.1   PURCHASE AND SALE.

            (a) Subject to the terms and conditions set forth herein, at the Closing, Buyer shall purchase from Seller, and Seller shall sell and transfer to Buyer, free and clear of all Encumbrances (other than the Assumed Liabilities), the Business and all of the assets and properties of Seller dedicated or otherwise relating exclusively to the Business, wherever located at the Effective Time (the "PURCHASED ASSETS"), including, without limitation, the following:

                  (i)   all cash on hand at the Stores;

                  (ii) all inventory, software, know-how, furniture, fixtures, equipment (including all point of sale computer software and hardware and other equipment located at the Stores) and supplies, together any and all warranties and other contract rights and agreements associated therewith;

                  (iii) all trade names and domain names (including www.BCSsports.com) and all derivatives thereof, all other intellectual property rights with respect to the name "BC Sports Collectibles" and goodwill of the Business;

                  (iv)  the Leases and the Assigned Contracts;

                  (v) all licenses, permits, authorizations and consents, to the extent divisible and transferable from such assets unrelated to the Business;

                  (vi) all lists of customers (including mailing lists and data bases), suppliers, vendors and sources, to the extent divisible and transferable from such assets unrelated to the Business; and

                  (vii) all sales and promotional materials, to the extent divisible, excisable and transferable from such assets unrelated to the Business;

PROVIDED, HOWEVER, with respect to Seller's distribution centers located in West Chester, Pennsylvania and Louisville, Kentucky, the Purchased Assets shall include only the inventory of the Business and framing equipment and supplies located at such locations and no other assets of Seller; PROVIDED, FURTHER, with respect to inventory only, the Purchased Assets shall include all inventory located at the Stores, whether purchased by Seller for the Business or Seller's other business divisions, and shall exclude all inventory purchased by Seller for the Business located at Seller's retail video game stores.

            (b) Notwithstanding the foregoing, the Purchased Assets shall not include (i) Seller's rights under this Agreement, (ii) all prepaid expenses, advance payments and security deposits, together with any interest accrued thereon; (iii) all notes receivable and accounts receivable; (iv) any and all rights under the Leases, or any of them, for year-end adjustments of amounts payable thereunder with respect to all periods preceding the Effective Time; or (v) any of the assets designated as "excluded assets" on SCHEDULE 2.1(B) (the "EXCLUDED ASSETS").

            (c) The sale and transfer of the Purchased Assets shall be effected by delivery by Seller or its Affiliate to Buyer at the Closing of the following:

                  (i) a bill of sale in substantially the form of EXHIBIT A hereto (the "BILL OF SALE");

                  (ii) an assignment and assumption agreement in substantially the form attached hereto as EXHIBIT B (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), whereby Seller shall assign the Leases and the Assigned Contracts to Buyer, and whereby Buyer shall assume and agree to perform, pay and discharge all liabilities and obligations of Seller relating thereto to the extent arising from and after the Effective Time; and

                  (iii) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyer good and valid title to the Purchased Assets including, without limitation, copyright and/or trademark assignments (collectively, the "OTHER INSTRUMENTS"), free and clear of all Encumbrances (other than the Assumed Liabilities).

      2.2 PURCHASE PRICE. On the terms and subject to the conditions set forth in this Agreement, Buyer shall pay to Seller, at the Closing, the purchase price for the Purchased Assets (the "PURCHASE PRICE") equal to the sum of $2,200,000, by wire transfer of immediately available funds to such account as Seller shall specify to Buyer in writing prior to the Closing Date.

      2.3 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume and agree to perform, pay or discharge when due (a) all liabilities and obligations of Seller arising under and related to the lease agreements for the Stores, as set forth on SCHEDULE 2.3 (the "LEASES"), from and after the Effective Time; (b) all liabilities and obligations of Seller arising under and related to the Assigned Contracts from and after the Effective Time, and (c) all liabilities and obligations arising with respect to the ownership of the Purchased Assets (other than the Leases and the Assigned Contracts) from and after the Effective Time (collectively, the "ASSUMED LIABILITIES"). For purposes of this Agreement, the term "Assumed Liabilities" shall not include the Put Lease Liabilities, if any. Except as set forth in this Section 2.3 and the Assignment and Assumption Agreement, Buyer shall not assume or be responsible for any liabilities or obligations of Seller, including any liabilities or obligations relating to claims or breaches of the Leases or the Assigned Contracts or any other liabilities arising at any time prior to the Effective Time or any accounts payable relating to the Purchased Assets. It is expressly understood and agreed that the parties intend that Buyer shall not be considered a successor to Seller by reason of any theory of law or equity and that Buyer shall have no liability for any liability or obligation of Seller, except as expressly set forth in this Agreement and the Assignment and Assumption Agreement. Following the Closing, Seller shall perform, pay or discharge all liabilities and obligations relating to the Business, other than the Assumed Liabilities.

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

      2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as Buyer and Seller shall agree within 30 days after Closing, which allocation shall be attached hereto as SCHEDULE 2.4. Such allocation shall be conclusive and binding on Buyer and Seller for purposes of their respective federal, state, local and foreign tax returns. Buyer and Seller shall file all tax returns, including the forms required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), consistent with such allocation.

                             ARTICLE III. CLOSING

      3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, Philadelphia, Pennsylvania, at 10:00 A.M., within five Business Days after receipt by Buyer of written notice from Seller certifying as to the satisfaction or waiver of the conditions set forth in Article IX, or such other time, date and place as Buyer and Seller may agree. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE."

      3.2   DELIVERIES BY SELLER; PAYMENT OF TAXES.

            (a) At the Closing, Seller shall deliver to Buyer (unless delivered previously), the following:

                  (i)    possession of the Purchased Assets;

                  (ii)   the Bill of Sale, executed by Seller;

                  (iii) the Assignment and Assumption Agreement, executed by Seller;

                  (iv)   the Other Instruments, executed by Seller;

                  (v)    the Transition Agreement, executed by Seller;

                  (vi)   the officer's certificate referred to in Section 9.5;

                  (vii)  the secretary's certificate referred to in Section
9.6;

                  (viii) executed counterparts of any consents and approvals referred to in Section 9.8;

                  (ix) all books and records (including all computerized records and other computerized storage media) of the Business (collectively, "BOOKS AND RECORDS"), including all Books and Records relating to the purchase of inventory, materials, supplies and services for the Business, dealings with customers and distributors of the Business, and the Employees; PROVIDED, HOWEVER, to the extent any such Books and Records contain information regarding any of Seller's business activities other than the Business, Seller shall only be required hereunder to deliver a copy of such Books and Records; and

                  (x) all other previously undelivered documents, instruments and writings required to be delivered by Seller to Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

            (b) At or prior to the Closing, Seller shall pay 50% of all transfer, stamp, sales, use, excise or similar taxes payable in connection with the sale of the Purchased Assets contemplated hereby.

      3.3   DELIVERIES BY BUYER; PAYMENT OF TAXES.

            (a) At the Closing, Buyer shall deliver to Seller (unless delivered previously) the following:

                  (i)   the Purchase Price;

                  (ii) the Assignment and Assumption Agreement, executed by Buyer;

                  (iii) the Transition Agreement, executed by Buyer;

                  (iv)  the officer's certificate referred to in Section 10.5;

                  (v)   the secretary's certificate referred to in Section
10.6; and

                  (vi) all other previously undelivered documents, instruments and writings required to be delivered by Buyer to Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

            (b) At or prior to the Closing, Buyer shall pay 50% of all transfer, stamp, sales, use, excise or similar taxes payable in connection with the sale of the Purchased Assets contemplated hereby.

                         ARTICLE IV. RELATED MATTERS

      4.1 EMPLOYEES. Attached hereto as SCHEDULE 4.1 is a complete list of all employees of Seller who are employed in the Business on the date of this Agreement (the "EMPLOYEES"), which Schedule shall be updated as of the Closing Date. Buyer shall have no obligation under this Agreement to hire any employees of Seller; PROVIDED, HOWEVER, if Buyer elects at or prior to the Effective Time to hire any of the Employees, as of the Closing Date, Buyer shall provide written notice to Seller of such exercise within ten days prior to the Closing Date and Seller shall terminate its employment of such Employees as of the Closing Date, whereupon Seller shall honor all vacation day accruals applicable to such Employees in accordance with its standard policies therefor. Nothing contained in this Section shall be construed to confer upon or give to any person other than Buyer and Seller and their respective successors and assigns any rights or remedies hereunder. Seller shall cooperate with Buyer in this regard and, from the date of this Agreement through the Closing Date, shall permit Buyer (x) to meet with the Employees at such times as Buyer shall reasonably request and (y) to distribute to the Employees such forms and other documents relating to employment from and after the Effective Time by Buyer as Buyer may reasonably request. Between the date hereof and the Closing Date, Seller shall not terminate its employment of any of the Employees or hire any additional employees for the Business without the consent of Buyer, which consent shall not be unreasonably withheld.

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      5.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. Seller has the corporate power and authority to conduct the Business as it is currently being conducted and to own and lease the property and assets relating to the Business that it now owns and leases. Seller is duly qualified to do business as a foreign corporation in each jurisdiction as set forth on SCHEDULE 5.1 and in which such qualification is necessary, except where failure to so be qualified would not have a material adverse effect on Seller.

      5.2 AUTHORIZATION. Seller has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and all instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement including, without limitation, the Bill of Sale, the Assignment and Assumption Agreement, the Other Instruments and all other agreements and documents to be executed and delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby (collectively, the "SELLER RELATED INSTRUMENTS"). The board of directors of Seller has taken all action required by law, the certificate of incorporation or by-laws of Seller, or otherwise, to authorize the execution and delivery of this Agreement and the Seller Related Instruments and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding or shareholder action on the part of Seller is necessary to authorize this Agreement or any of the Seller Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Seller Related Instruments, when executed by Seller and delivered to Buyer at the Closing, will be, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to the enforcement of creditors' rights and remedies and by other equitable principles of general application.

      5.3 NO VIOLATION. Neither the execution and delivery by Seller of this Agreement or any of the Seller Related Instruments, nor the consummation by Seller of the transactions contemplated hereby or thereby, will (i) violate any provision of the certificate of incorporation or bylaws of Seller, or (ii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority applicable to Seller, except, in the case of clause (ii) above, for violations that would not have a material adverse effect on the operations, financial condition, assets, liabilities, earnings, individually or in the aggregate, or working capital of the Business (a "MATERIAL ADVERSE EFFECT").

      5.4 LITIGATION, ORDERS. There are no claims, actions, suits, proceedings, investigations, injunctions, judgments, orders, rules or inquiries (collectively, the "CLAIMS") pending before any court, arbitrator or governmental or regulatory official or office or, to the knowledge of Seller, threatened against or affecting the Business or the Purchased Assets or questioning the validity of this Agreement, any of the Seller Related Instruments, the transactions contemplated hereby or thereby or any action taken or to be taken by Seller pursuant to this Agreement or the Seller Related Instruments, at law or in equity, before or by any federal, state, local or foreign governmental authority.

      5.5 TITLE TO PURCHASED ASSETS; ENCUMBRANCES. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances.

      5.6 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 5.6, the execution, delivery and performance by Seller of this Agreement and the Seller Related Instruments and the consummation of the transactions contemplated hereby and thereby do not require the consent or approval of, or filing with, any governmental agency or other Person, except such consents, approvals and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

      5.7 GOOD TITLE CONVEYED, ETC. Upon consummation of the transactions contemplated by this Agreement Buyer will acquire good and marketable title to, the Purchased Assets, free and clear of all Encumbrances. The Seller Related Instruments, when duly executed and delivered by Seller to Buyer at the Closing, will effectively vest in Buyer good and marketable title to all of the Purchased Assets.

      5.8 LEASES AND MATERIAL CONTRACTS. Seller has previously provided to Buyer a true and complete copy of each of the Leases and the Material Contracts. Except to the extent disclosed on SCHEDULE 5.8 attached hereto, each of the Leases and the Material Contracts is valid and enforceable with respect to Seller in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to the enforcement of creditors' rights and remedies and any other equitable principles of general application). Neither Seller nor, to the knowledge of Seller, the other parties thereto are in default of the performance, observance or fulfillment of any material obligation, covenant or condition contained in any of the Leases or the Material Contracts; nor with notice or the lapse of time, or both, will Seller, or the knowledge of Seller, the other parties thereto be in default of the performance, observance or fulfillment of any material obligation, covenant or condition contained in any of the Leases or the Material Contracts. Seller has not assigned, delegated or otherwise transferred to any Person any of its rights, title or interest under any of the Leases or the Material Contracts.

      5.9 INVENTORY. Attached hereto as SCHEDULE 5.9 is a correct and complete report of the inventory of the Business as of October 6, 2002.

      5.10  INTELLECTUAL PROPERTY.

            (a) SCHEDULE 5.10(A) sets forth a correct and complete list of (i) all U.S. trademarks, service marks, trade names, domain names, copyrights, mark works and designs which are pending, applied for, granted, or registered in any country or jurisdiction of the world and are owned by Seller or any of its Affiliates and used in connection with the Business; (ii) all unregistered trademarks, patents, service marks and trade names which are owned by Seller or any of its Affiliates and used in connection with the Business; and (iii) all licenses, contracts, permissions and other agreements relating to the Business to which Seller is a party relating in any way to rights in any of the foregoing. Title to all registered intellectual property is recorded on records in the name of Seller or any Affiliate of Seller and, to the extent applicable, all affidavits of continued use and incontestability in respect of such registered intellectual property have been timely filed.

            (b) Except as disclosed on SCHEDULE 5.10(B), (i) Seller owns or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement Buyer shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), all intellectual property necessary to the conduct of the Business as currently conducted, including, without limitation, all releases required in connection with quotes, testimonials or likenesses utilized in editorial or promotional material; (ii) Seller has not received written notice from any Person that Seller's right, title and interest in such intellectual property is being opposed by any claim or demand, or in any proceeding, action, litigation or order to which Seller or any Person who has granted a license or other right to use intellectual property by Seller is a party or subject; nor to the knowledge of Seller is any such claim, demand, proceeding, action, litigation or court order threatened; (iii) the conduct of the Business as currently conducted does not, to Seller's knowledge, materially infringe or conflict with any intellectual property of any other Person; and (iv) no infringement by any Person of any intellectual property included in the Purchased Assets is known to Seller.

      5.11 TAXES. Seller has timely paid or will pay when due all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, and other taxes due or claimed to be due from Seller by the Internal Revenue Service or any other state or local taxing authority with respect to the Business and accruing prior to the Effective Time.

      5.12 DISCLOSURE. No representation or warranty by Seller contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of Seller to Buyer or any of its representatives in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, list, certificate or other writing. Seller has not knowingly failed to disclose to Buyer any facts material to the operations, financial condition, liabilities, assets, earnings or working capital of the Business.

             ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller as follows:

      6.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. At or prior to the Closing, Buyer will be duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where failure to be so qualified would not have a material adverse effect on Buyer.

      6.2 AUTHORIZATION. Buyer has all requisite power and authority to execute, deliver and consummate the transactions contemplated by this Agreement and all instruments and agreements contemplated herein to be executed and delivered by it pursuant to this Agreement including, without limitation, the Assignment and Assumption Agreement, the Other Instruments and all other agreements and documents to be executed and delivered by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby (collectively, the "BUYER RELATED INSTRUMENTS"). The board of directors of Buyer has taken all action required by law, its certificate or certificate of incorporation and by-laws or otherwise to authorize the execution and delivery of this Agreement and the Buyer Related Instruments and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of Buyer is necessary to authorize this Agreement or any of the Buyer Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and when executed and delivered by Buyer at the Closing, the Buyer Related Instruments will be, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to the enforcement of creditors' rights and remedies and by other equitable principles of general application.

      6.3 NO VIOLATION. Neither the execution and delivery by Buyer of this Agreement or any of the Buyer Related Instruments, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will (i) violate any provision of the certificate of incorporation or by-laws of Buyer, or (ii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority, applicable to Buyer except, in the case of clause (ii) above, for violations that would not have a material adverse effect on the operations, condition (financial or otherwise), assets, liabilities, earnings, working capital or prospects of Buyer.

      6.4 LITIGATION. There are no Claims pending before any court, arbitrator or governmental or regulatory official or office or, to the knowledge of Buyer, threatened against or affecting Buyer or questioning the validity of this Agreement, any of the Buyer Related Instruments, the transactions contemplated hereby or thereby or any action taken or to be taken by Buyer pursuant to this Agreement or the Buyer Related Instruments, at law or in equity, before or by any federal, state, local or foreign governmental authority.

      6.5 DISCLOSURE. No representation or warranty by Buyer contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of Buyer to Seller or any of its representatives in connection with the transactions contemplated this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, list, certificate or other writing.

          ARTICLE VII. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      7.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing and any investigation made by or on behalf of any party hereto for a period of 18 months following the Closing Date (provided, however, that representations and warranties set forth in Section 5.11 hereof shall survive for the applicable statute of limitations). All statements contained herein or in any schedule, exhibit, certificate or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for purposes of Sections 9.1 and 10.1. The right to indemnification or other remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

      7.2   INDEMNIFICATION.

            (a) From and after the Effective Time, to the extent provided in this Article VII, Seller shall indemnify, defend and hold harmless Buyer (and its officers, directors, stockholders, employees, agents, affiliates, successors and assigns) (each, an "INDEMNIFIED BUYER PARTY") from and against:

                  (i) any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, "DAMAGES") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to:

                        (A) any inaccuracy of any representation or warranty of Seller set forth in this Agreement or any of the Seller Related Instruments;

                        (B) the nonfulfillment of any covenant, agreement or other obligation of Seller set forth in this Agreement or any of the Seller Related Instruments; and

                        (C) all liabilities and obligations of Seller that are not Assumed Liabilities (including the Put Lease Liabilities, if any); and

                  (ii) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.2(a);

PROVIDED, HOWEVER, Seller shall not be liable for any such Damages arising as a result of the gross negligence, bad faith or willful misconduct of any Indemnified Buyer Party.

            (b) From and after the Effective Time, to the extent provided in this Article VII, Buyer shall indemnify, defend and hold harmless Seller (and its officers, directors, stockholders, employees, agents, affiliates, successors and assigns) (each, an "INDEMNIFIED SELLER PARTY") from and against:

                  (i) any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to:

                        (A) any inaccuracy of any representation or warranty of Buyer set forth in this Agreement or any of the Buyer Related Instruments;

                        (B) the nonfulfillment of any covenant, agreement or other obligation of Buyer set forth in this Agreement or any of the Buyer Related Instruments; and

                        (C) the Assumed Liabilities.

                  (ii) any and all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.2(b);

PROVIDED, HOWEVER, Buyer shall not be liable for any such Damages arising as a result of the gross negligence, bad faith or willful misconduct of any Indemnified Seller Party.

            (c) Buyer will not make any claim against Seller (and Seller shall have no liability for and shall not be required to pay), and Seller will make no claim against Buyer (and Buyer shall have no liability for and shall not be required to pay), for indemnification either under this Agreement or pursuant to any other legal rights or remedies relating to the transactions contemplated hereby ("INDEMNIFICATION CLAIMS") for: (i) any Damages incurred unless and until Seller, on the one hand, or Buyer, on the other hand, as applicable, shall have incurred Damages in excess of $25,000.00 in the aggregate (in which event Buyer, on the one hand, or Seller, on the other hand, as applicable, shall be entitled to indemnification either under this Agreement or pursuant to any other legal rights or remedies relating to the transactions contemplated hereby for all Damages incurred by such party in excess of such amount) (the "Indemnity Basket") and (ii) any Damages in excess of an amount equal to the Purchase Price plus the dollar value of the Assumed Liabilities (the "INDEMNITY CAP"); PROVIDED, HOWEVER, neither the Indemnity Cap nor the Indemnity Basket shall apply to any Damages related to any willful or fraudulent breach by any party hereto of any of the representations or warranties or covenants, agreements or other obligations of such party set forth in this Agreement or any of the Seller Related Instruments or the Buyer Related Instruments, as applicable.

      7.3 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of Buyer, on the one hand, and Seller, on the other hand, as indemnifying parties (each, an "INDEMNIFYING PARTY") to indemnify the Buyer and Seller, as applicable (each, an "INDEMNIFIED PARTY"), under Section 7.2 with respect to claims made by third parties shall be subject to the following terms and conditions:

            The Indemnified Party shall give written notice to the Indemnifying Party of any Damages with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such claim for indemnification; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 7.2 unless it shall have been materially prejudiced by the omission to provide such notice. In case any Claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under Section 7.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if the Indemnifying Party shall elect not to assume the defense of such Claim or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such Claim, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense (but not more than one counsel). The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any Claim or consent to entry of any judgment in respect thereof in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such Claim.

      7.4 REMEDIES CUMULATIVE. Except as expressly provided in this Agreement, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

             ARTICLE VIII. OTHER OBLIGATIONS OF SELLER AND BUYER

      8.1 ACCESS. Seller shall permit Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the personnel, offices, properties, books and records, contracts and commitments of Seller relating to the Business in order that Buyer may have full opportunity to make such investigations as it shall desire to make of the Stores, the Purchased Assets and the Business in connection with the transactions contemplated by this Agreement, and shall furnish Buyer during such period with all such additional financial and operating data and other information as Buyer or its representatives may from time to time reasonably request relating thereto.

      8.2 CONSENTS. Seller, on the one hand, and Buyer, on the other hand, shall use their respective best efforts to obtain prior to the Effective Time all consents necessary, in the opinion of counsel to Buyer, in connection with the consummation of the transactions contemplated hereby including, without limitation, the consent of each party to any Lease to the assignment of Seller's rights thereunder to Buyer at the Effective Time in consideration of Buyer's assumption of Seller's liabilities and obligations thereunder, to the extent arising from and after the Effective Time. For purposes of this Section "best efforts" shall not include payment of any sum to any Person as consideration for such consent. Buyer agrees to assist and cooperate with Seller in obtaining such consents including, without limitation, by way of furnishing financial and other information as may reasonably be requested by Seller or any lessor or other third party.

      8.3 CONDUCT OF BUSINESS. From the date of this Agreement to the consummation of the Closing, Seller shall conduct the business, operations and activities of the Business only in the ordinary course of business, and shall cause all transactions relating to the Business to be effected only in the ordinary course of business.

      8.4 COVENANT TO SATISFY CONDITIONS. Seller and Buyer shall use their best efforts to insure that the conditions set forth in Articles IX and X hereof, respectively, are satisfied, insofar as such matters are within their respective control.

      8.5 CONFIDENTIALITY. Seller and Buyer shall hold, and shall use their best efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other party furnished to it by the other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement, each of whom shall agree to maintain the confidentiality of such information as set forth in this Section. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      8.6 TRANSITION AGREEMENT. At the Closing, Buyer and Seller shall enter into a transition agreement in substantially the form attached hereto as EXHIBIT C (the "TRANSITION AGREEMENT") pursuant to which Seller will provide certain transition services to Buyer for the period of six months following the Closing Date, for aggregate consideration of $300,000 payable in full at the Closing. Upon execution of delivery of this Agreement by the parties,

Buyer and Seller and their respective agents shall cooperate with respect to the preparation of a mutually acceptable transition plan for the operation of the Business after the Effective Time (the "TRANSITION PLAN") and a list of transition services (both day-to-day operational and administrative services and organizational and other "start-up" services) that Seller shall provide to Buyer after the Closing Date (the "TRANSITION SERVICES"). The Transition Plan and the Transition Services shall be incorporated by reference into the Transition Agreement.

      8.7   NON-COMPETITION, NON-SOLICITATION.

            (a) Seller hereby covenants and agrees that for a period of two years after the Closing Date, Seller shall not, directly or indirectly, as a proprietor, partner, stockholder, consultant, joint venturer, investor, lender, employee or in any other capacity engage in, or own, manage, operate or control or participate in the ownership, management, operation or control of any entity which engages anywhere in the world in the retail sale of sports memorabilia and collectibles or activities similar thereto; PROVIDED, that Seller shall not be prohibited from owning in the aggregate 5% or less of any class of securities of a publicly traded corporation engaged in the Business or such activities.

            (b) Seller and Buyer hereby covenant and agree, except as contemplated in Section 4.1, that for a period of two years after the date hereof, neither party shall (i) solicit or, directly or indirectly, cause to be solicited for employment, any person who is, at the time of such solicitation, an employee of the other party or any of its Affiliates, or was, at any time during the one-year period prior to such solicitation, an employee of the other party or any of its Affiliates; or (ii) employ or, directly or indirectly, cause to be employed, any person who was, at the time of such action, an employee of the other party or any of its Affiliates, or was, at any time during the one-year period prior to such action, an employee of the other party or any of its Affiliates.

            (c) Seller and Buyer acknowledge and agree that if either party or any of its respective Affiliates breaches the provisions of Section 8.7(a) and/or (b), any remedy at law would be inadequate and that the other party, in addition to seeking monetary damages in connection with any such breach, shall be entitled to seek specific performance, injunctive and other equitable relief to prevent or restrain a breach of such Section or to enforce the provisions of such Section. It is the intent of the parties that, in the event a court of competent jurisdiction determines that the scope and/or duration of the covenants set forth in Section 8.7(a) and/or (b) is excessive so as to render the covenant unenforceable as written, such court shall reduce the scope and/or duration of such covenant to the minimum extent necessary to make the covenant enforceable.

      8.8 FURTHER ASSURANCES; COOPERATION. Each of the parties agrees at any time and from time to time after the Closing, at the request of the other party hereto, to execute and deliver such other documents and instruments of transfer or assignment or assumption and to do all such further acts and things as shall reasonably be necessary or desirable to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Buyer of the Business and the Purchased Assets free and clear of all liens and encumbrances.

      8.9 RECORDS, FURTHER INFORMATION. From and after the date hereof and following the Closing Date, upon reasonable notice given in accordance with this Agreement, Seller and Buyer shall give, or cause to be given, to the representatives, employees, counsel and accountants of the other party, access, during normal business hours, to all original agreements, documents, books, records and files in its possession or in the possession of any of its Affiliates relating to the Business (the "RECORDS") relating to periods prior to or after the Closing Date, as the case may be, and shall permit such persons to examine and copy such Records to the extent reasonably requested by the other party in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; PROVIDED, HOWEVER, that nothing herein shall obligate any party to take actions that would unreasonably disrupt the normal course of its business. Without limiting the generality of the foregoing, prior to Closing, Buyer shall have the right to (a) inspect the Records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental, health or safety matters relating to the Business; (b) inspect all buildings and equipment at the properties currently owned, leased or operated by Seller relating to the Business; and (c) conduct tests of the soil, surface or ground waters at, in, on or beneath such properties relating to the Business, as may be recommended by an environmental consultant engaged by Buyer; PROVIDED that in each case, such tests and inspections shall be conducted only (i) during regular business hours upon reasonable notice and (ii) in a manner that will not unduly disrupt or interfere with the operation of the business of the Company.

      8.10 OUTSTANDING LEASE CONSENTS; MANAGEMENT AGREEMENT. In the event the parties are unable to obtain the consent of each party to any Lease to the assignment thereof to Buyer as contemplated by this Agreement (the "OUTSTANDING LEASE CONSENTS"), notwithstanding the satisfaction of the Minimum Lease Consent Condition and the consummation of the Closing, at the Closing, Buyer and Seller shall negotiate in good faith the terms of and enter into a management agreement with respect to each Store subject to a Lease for which the consent to assignment and assumption was not obtained, in form and substance reasonably satisfactory to Buyer and Seller, pursuant to which the Store shall be managed and operated for the benefit of Buyer (without any obligation of Seller to replenish any inventory and with all net economic benefits of the operation of the Store subject of such Lease to inure to the benefit of Buyer), for a period expiring on the earlier to occur of the expiration of the then-current term of such Lease and the date upon which Buyer and Seller obtain the applicable Outstanding Lease Consent (the "MANAGEMENT PERIOD"), during which Management Period Seller and Buyer shall continue to use their respective best efforts to obtain the applicable Outstanding Lease Consent. If Buyer and Seller are unable to obtain the applicable Outstanding Lease Consent prior to the expiration of the Management Period, upon expiration of the Management Period, or such earlier time as Buyer and Seller shall mutually agree, Seller shall cause all Purchased Assets located at the Store subject of such Lease to be delivered to a single location designated by Buyer within the continental United States, the cost of which shall be borne equally by Buyer and Seller, without reduction of the Purchase Price, whereupon Seller shall have no further obligation to seek or obtain such Outstanding Lease Consent and shall not be liable to Buyer for its failure to have obtained such Outstanding Lease Consent.

      8.11 SHARED LOCATIONS. Buyer hereby acknowledges and agrees that the Stores identified on SCHEDULE 8.11 are subject of Leases of shared space with Seller's retail video business. On or prior to the Closing Date, Seller and Buyer shall mutually determine whether demising walls or other permanent partitions need to be installed to segregate the portion of such space dedicated to the Business from the portion of such space dedicated to Seller's retail video business, which segregation shall be consistent with the current use of such space. If such demising walls or other permanent partitions are required, the cost of such segregation shall be borne by Seller and Buyer equally. Notwithstanding any prior practice of Seller, from and after the Effective Time, the rent and other sums payable under such Leases shall be allocated between Buyer and Seller in accordance with the respective portions of the overall space utilized by their respective businesses. Buyer and Seller shall mutually exercise, if at all, any and all rights, including renewal and expansion rights, under such Leases.

      8.12 APPORTIONMENTS. Except as otherwise specifically provided in this Agreement, all rent, additional rent and other sums payable under the Leases and the Assigned Contracts shall be pro rated between Buyer and Seller as of the Effective Time. Whether amounts are allocable for the above purposes for the period before or after the Effective Time shall be determined in accordance with GAAP.

      8.13 OUTSTANDING PURCHASE ORDERS. Buyer hereby acknowledges and agrees that, in the ordinary course of Seller's business (including the Business), Seller issues purchase orders for inventory and allocates portions of such inventory between the Business and Seller's retail video game business. To the extent any such purchase orders are outstanding at the Effective Time or placed with Buyer's consent after the Effective Time, and the inventory relating to such purchase orders is not located in any Store or either of Seller's distribution centers located in West Chester, Pennsylvania and Louisville, Kentucky at the Effective Time, Seller will sell to Buyer, and Buyer will purchase from Seller, whenever received after the Effective Time, all inventory subject of such invoices and allocated to the Business in accordance with past practice, in consideration for which Buyer shall pay to Seller, within 30 days after receipt of such inventory, the invoice price for such inventory, including applicable shipping costs for its allocated share.

                ARTICLE IX. CONDITIONS TO OBLIGATIONS OF BUYER

      The obligations of Buyer under this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

      9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Seller that are not so qualified shall be true in all material respects.

      9.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

      9.3 NO PROCEEDING OR LITIGATION. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or govern-mental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

      9.4 NO INJUNCTION. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

      9.5 OFFICER'S CERTIFICATE. Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by the President of Seller, certifying the fulfillment of the conditions specified in Sections 9.1, 9.2, 9.3 and 9.4.

      9.6 SECRETARY'S CERTIFICATE. Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by the Secretary of Seller, certifying as to Seller's certificate of incorporation, by-laws or other governing documents, resolutions with respect to the transactions contemplated by this Agreement adopted by Seller's board of directors attached thereto, and the incumbency of all officers of Seller authorized to execute this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Transition Agreement and the other Seller Related Instruments.

      9.7 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, no change, event or circumstance shall have occurred that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      9.8 CONSENTS AND APPROVALS. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained that are necessary, in the opinion of counsel to Buyer, in connection with the consummation by Seller of the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be deemed to have waived the conditions set forth in this Section with respect to the Leases, but not otherwise, if Seller has obtained the consent of each party to the Leases identified on SCHEDULE 9.8 to the assignment thereof to Buyer at the Effective Time in consideration of the assumption of any of Seller's obligations thereunder accruing from and after the Effective Time by Buyer (the "MINIMUM LEASE CONSENT CONDITION").

      9.9 LEASE PUT RIGHTS. Buyer shall have the right, exercisable at any time after the second anniversary of the Closing Date, to assign to Seller either or both of the Leases identified in SCHEDULE 9.9, upon at least 30 days' prior written notice to Seller, whereby Buyer shall assign such Leases (the "PUT LEASES") to Seller, and whereby Seller shall be deemed to have assumed and agreed to perform, pay and discharge all liabilities and obligations of Buyer relating to such Put Leases arising from and other after the later of the date specified in such written notice or the first Business Day following the 30th day after the date of such written notice (the "PUT LEASE LIABILITIES").

      9.10 OTHER ITEMS. In addition to the items specified in Section 3.2, Buyer shall have received all the certificates, instruments and other documents reasonably required by Buyer or its counsel to effect the transactions contemplated hereby which will be reasonably satisfactory in form and substance to Buyer.

      9.11 INVENTORY. Buyer shall have received a correct and complete report of the inventory of the Business as of a date no later than three Business Days prior to the Closing Date, which report shall be in substantially the same format as the inventory report attached hereto as SCHEDULE 5.9.

      9.12 BC MARKS. Elbo, Inc. shall have transferred to Buyer all of its rights, title and interest in and to each of the trademarks owned by Elbo, Inc. and used by Seller in the Business identified on SCHEDULE 9.12 hereto.

      9.13 AGREEMENT. James Kim shall have agreed to indemnify, defend and hold Seller harmless from and against any all Assumed Liabilities relating to the Leases pursuant to the terms of an indemnification agreement substantially in the form attached hereto as EXHIBIT D.

      9.14 MANAGEMENT AGREEMENT. If required, Buyer and Seller shall have agreed upon and entered into a mutually acceptable form of the Management Agreement.

      9.15 TRANSITION PLAN. Buyer and Seller shall have agreed upon a mutually acceptable form of the Transition Plan.

                ARTICLE X. CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller under this Agreement are subject to the satisfaction or waiver, at or before (at Seller's sole discretion) the Closing, of each of the following conditions:

      10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Buyer that are not so qualified shall be true in all material respects.

      10.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

      10.3 NO PROCEEDING OR LITIGATION. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

      10.4 NO INJUNCTION. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

      10.5 OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by the President of Buyer, certifying to the fulfillment of the conditions specified in Sections 10.1, 10.2, 10.3 and 10.4.

      10.6 SECRETARY'S CERTIFICATE. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by the Secretary of Buyer, certifying as to Buyer's certificate of incorporation, by-laws or other governing documents, resolutions with respect to the transactions contemplated by this Agreement adopted by Buyer's board of directors attached thereto, and the incumbency of all officers of Buyer authorized to execute this Agreement, the Assignment and Assumption Agreement, the Transition Agreement and the other Buyer Related Instruments.

      10.7 OTHER ITEMS. In addition to the items specified in Section 3.3, Seller shall have received all the certificates, instruments, other documents reasonably required by Seller or its counsel to effect the transactions contemplated hereby which will be reasonably satisfactory in form and substance to Seller.

      10.8 FAIRNESS OPINION. The Independent Committee established by the Board of Directors of Seller to consider the sale of the Purchased Assets, as contemplated by this Agreement, shall have received the opinion of TM Capital Corp. to the effect that, as of the date of this Agreement, the consideration to be received by Seller under this Agreement is fair to Seller's shareholders from a financial point of view.

      10.9 INDEMNITY AGREEMENT. James Kim shall have agreed to indemnify, defend and hold Seller harmless from and against any all Assumed Liabilities relating to the Leases pursuant to the terms of an indemnification agreement substantially in the form attached hereto as EXHIBIT D.

      10.10 TRANSITION PLAN. Buyer and Seller shall have agreed upon a mutually acceptable form of the Transition Plan.

      10.11 MANAGEMENT AGREEMENT. If required, Buyer and Seller shall have agreed upon and entered into a mutually acceptable form of the Management Agreement.

                     ARTICLE XI. TERMINATION OF AGREEMENT

      11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

            (a)   by mutual agreement of Seller and Buyer;

            (b) by Buyer, on or after November 30, 2002, if any of the conditions provided in Article IX of this Agreement have not been met and have not been waived in writing by Buyer prior to such date; or

            (c) by Seller on or after November 30, 2002, if any of the conditions provided in Article X of this Agreement have not been met and have not been waived in writing by Seller prior to such date; or

            (d) by Buyer or Seller, either of which shall have the right to extend the date of termination through January 31, 2003 if such party provides the other party with written notice on or prior to November 30, 2002, if such party believes in good faith that such extension will permit the Minimum Lease Consent Condition to be satisfied on or prior to January 31, 2003.

      11.2 PROCEDURE UPON TERMINATION. In the event of termination pursuant to
Section 11.1, the terminating party shall immediately give written notice thereof to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

            (a) Seller, on the one hand, and Buyer, on the other hand, shall return all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing such items;

            (b) all confidential information received by Seller or Buyer with respect to the business of the other party or its Affiliates shall be treated in accordance with Section 8.5; and

            (c) such termination shall not in any way limit or restrict the rights and remedies of Seller or Buyer against any party hereto that has willfully breached any of the agreements or other provisions of this Agreement prior to the termination hereof.

                          ARTICLE XII. MISCELLANEOUS

      12.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No press release or any other public disclosure, including any general notices to customers and suppliers with respect to this Agreement and the transactions contemplated by this Agreement may be made by any party hereto without the express written approval of the other parties hereto prior to the issuance or disclosure thereof; PROVIDED, HOWEVER, that either party may make any public disclosure that it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other party prior to making such disclosure and provide such other party an opportunity to review the proposed disclosure). Notwithstanding the foregoing, either party may make such other disclosure as is reasonably necessary in order to satisfy the Minimum Lease Condition and/or to satisfy any of the other conditions to the Closing set forth in this Agreement.

      12.2 COMMISSIONS. Each of the parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby, except for TM Capital Corp., whose fee shall be paid entirely by Seller. Each of the parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it.

      12.3 PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto; PROVIDED, HOWEVER, the terms of Section 7.1 of this Agreement may not be enforced by any successor or assignee of Buyer, other than a Permitted Assignee. The rights and obligations of Buyer, on the one hand, and Seller, on the other hand, hereunder may not be assigned without the consent of the other party hereto; PROVIDED, however, Buyer may freely assign or transfer any portion or all of its rights or obligations under this Agreement to any subsidiaries, affiliates or related entities of Buyer without the consent thereto by Seller (a "PERMITTED ASSIGNEE"); and


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

upon any such assignment such Permitted Assignee shall be deemed to be the Buyer hereunder for all purposes hereof and have all the rights of Buyer hereunder.

      12.4  ENTIRE AGREEMENT, AMENDMENTS AND WAIVER.

            (a) This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior understandings and agreements or representations by or between Buyer (or any Affiliate) and Seller with respect to its subject matter.

            (b) This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

      12.5 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.6 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by telex or facsimile transmission (with written confirmation of receipt) or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:


If to Buyer to:              Sports Collectibles Acquisition Corporation
                             760 Conshohocken Road
                             Gladwyn, PA 19035
                             Attn:  Mr. James Kim
                             Facsimile No.:    (610) 430-8277

with copies to:              Kurtz & Revness, P.C.
                             Three Glenhardie Corporate Center
                             1265 Drummers Lane, Suite 201
                             Wayne, PA  19087
                             Attention:  Stuart B. Kurtz, Esquire
                             Facsimile No.:    (610) 688-2912

If to Seller:                Electronics Boutique of America Inc.
                             931 South Matlack Street
                             West Chester, PA 19382
                             Attention:  General Counsel
                             Facsimile No.:    (610) 696-7052



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

with a copy to:              Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA  19102
                             Attention:  Leonard M. Klehr, Esq.
                             Facsimile No.:    (215) 568-6603




or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt. Notice by counsel for a party shall constitute notice by such party.

      12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law.

      12.8 JURY TRIAL WAIVER; JURISDICTION. EACH PARTY HERETO WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION BROUGHT, OR CLAIM MADE, REGARDING, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto hereby agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the state and federal courts of the Commonwealth of Pennsylvania, and submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such courts, and agrees that service of process in any such action or proceeding shall be effective if mailed to such party as provided in Section 12.6. Each party hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of such courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      12.9 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      12.10 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.11 EXPENSES. Each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

      12.12 CONSTRUCTION. Seller and Buyer have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      12.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The exhibits and the schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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



      IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

                                    ELECTRONICS BOUTIQUE OF AMERICA INC.


                                    By: /s/ James A. Smith
                                        _________________________________
                                          Name:  James A. Smith
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                    SPORTS COLLECTIBLES ACQUISITION
                                    CORPORATION


                                    By: /s/ Susan Y. Kim
                                        _________________________________
                                          Name:  Susan Y. Kim
                                          Title: President













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